                                                                  Exhibit 21.1

                              LIST OF SUBSIDIARIES

                                          State of Country        Assumed
Name                                      of Organization         Names/DBA
----                                      ---------------         ---------

Goltech Petroleum LLC                        Texas                   N/A

Goloil                                       Russia                  N/A